ex99-5

                 United Energy a.s., with its registered office in Most - Komorany,
                                    Teplarenska 2, postal code 434 03
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                                                          Board of Directors

                                                      of the joint stock company

                                                          United Energy, a.s.

                                       pursuant to Article 41(5) of the Articles of Association

                                                               executed

                                     the unabridged Articles of Association of United Energy, a.s.
                                               seated at Most - Komorany, Teplarenska 2,
                                                          postal code 434 03
                                               approved by the Founder on April 28, 1992

                                              as follows from changes and amendments made

                                    by the Ordinary General Meeting's decision on October 15, 1992, by the Ordinary General Meeting's decision on January 21, 1993, by the Ordinary General Meeting's decision on July 28, 1993, by the Ordinary General Meeting's decision on May 27, 1994, by the Extraordinary General Meeting's decision on December 20, 1995, by the Ordinary General Meeting's decision on May 31, 1996, by the Ordinary General Meeting's decision on May 28, 1997, by the Extraordinary General Meeting's decision on February 20, 1998, by the Ordinary General Meeting's decision on June 24, 1998, by the Extraordinary General Meeting's decision on September 28, 1998 and by the Extraordinary General Meeting's decision on June 29, 2000, on the basis of other legal facts (Section 173(4) of the Commercial Code)
                with an execution of the valid full Articles of Association by the Board of Directors on April 26, 2001
                                    by a decision of the Ordinary General Meeting on June 28, 2001 by a decision of the Ordinary General Meeting on June 27, 2002 by a decision of the Ordinary General Meeting on June 26, 2003 and by a decision of the Ordinary General Meeting on June 24, 2004

                                             A R T I C L E S  O F  A S S O C I A T I O N

                                            of the joint stock company United Energy, a.s.
                            with its registered seat at Most - Komorany, Teplarenska 2, postal code 434 03 dated April 28, 1992, as amended
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                                                             CHAPTER O N E

                                                          GENERAL PROVISIONS

                                                               Article 1
                                              Commercial Name and the seat of the Company

(1)      Commercial Name: United Energy, a.s.

(2)      Company identification number: 46 70 81 97

(3)       Seat: Most - Komorany, Teplarenska 2, postal code 434 03

(4)      Legal form of the legal entity: joint stock company

(5)      Tax identification number: 206 -46708197

(6)      The Company has been established for an indefinite period of time.

(7)      The  Company  was formed on May 1, 1992 and is recorded in part B,  insert 242 of the  Commercial  Register,  at the  District
         Court in Usti nad Labem, as the competent Registration Court.

                                                               Article 2
                                                  Company Scope of Business Activity

(1)      The Company scope of business activity includes:

         1.       Generation of electricity.

         2.       Electricity trade.

         3.       Generation of heat.

         4.       Distribution of heat.

         5.       Generation  of heat and  distribution  of heat which is not  subject to license,  realized  from heat  sources  and  installed capacity over 50 kW per one source.

         6.       Engineering activity in capital construction.

         7.       Waste management (except the dangerous waste).

         8.       Business activity in dangerous waste management.

         9.       Providing software and hardware and software counseling.

         10.      Road truck transport.

         11.      Road passenger transport.

         12.      Revisions and tests of specified pressure equipments.

         13.      Accommodation services.

         14.      Activity of business, financial, organizational and economic advisors.

         15.      Bookkeeping.

         16.      Services in administration management and organizational and economic services for physical and legal persons.

         17.      Services in the field of occupational safety and hygiene.

         18.      Wholesale trade.

         19.      Specialized retail trade.

         20.      Warehousing and manipulation with freight.

         21.      Real estate activity.

         22.      Washing, ironing, pressing, repair and maintenance of clothing, home textiles and personal goods.

         23.      Technical/Organizational activity in fire protection.

         24.      Graphical and drawing activities.

         25.      Service and assembly of metering devices.

         26.      Lease and lending of movables.

         27.      Data processing, databanks services and networks administration.

         28.      Activity of technical advisers in environmental and ecological areas.

         29.      Intermediation of business.

         30.      Intermediation of services.

         31.      Treatment and distribution of industrial water.

         32.      Production of construction materials and products.

(2)      The Company, as an entrepreneur, undertakes business activity:

a)       based on Act on Business  Conditions  and Public  Administration  in the Energy  Sectors and on  Amendment  to Other Laws (the
         "Energy  Act"),  No.  458/2000  Coll.,  as  amended  (items 1 through 4 of  Paragraph  1 of this  Article of the  Articles  of
         Association),

b)       based on Act No.  455/1991  Coll.,  the Act to Regulate  Trades (Trade Act),  as amended,  in respect to items 5 through 32 of paragraph 1 of this Article of the Articles of Associations.

                                                             CHAPTER T W O

                                               THE COMPANY REGISTERED CAPITAL AND SHARES

                                                               Article 3
                       The Company registered capital and the extent to which it has been paid up and the method of paying up the issue price of shares including the consequences of breaching the duty to pay up the subscribed shares on time

(1)      The total value of Company's  registered  capital is CZK  1,912,932,200  (in words one billion nine hundred and twelve million nine hundred thirty two thousand two hundred Czech Crowns).

(2)      The extent to which the  registered  capital has been paid up in the amount  mentioned  in  paragraph 1 of this Article of the
         Articles of Association: 100 per cent.

(3)      At every increase of the registered  capital,  the share premium and 50 per cent of the nominal value of shares  subscribed by monetary  contributions and all nonmonetary  (in-kind)  investment  contribution have to be paid up prior to their record into the Commercial Register.  The remaining shares subscribed by monetary  contributions have to be paid no later than in one year from the record of the increase of registered capital into the Commercial Register.

(4)      If the  subscriber  does not pay the  issue  rate of  subscribed  shares  or its due  part,  he is  called  on by the Board of
         Directors to pay it in allowed time of 60 days from delivery of the notice.

(5)      When the duty to pay the issue rate of subscribed  shares or its due part is breached,  the subscriber  shall pay delay charge in the amount of 20 per cent (in words: twenty per cent)  of the due amount per year.

                                                               Article 4
                                                                Shares

(1)      The Company  registered capital mentioned in Article 3 Paragraph 1 is distributed into 10,072,541 shares (in words ten million seventy two thousand five hundred forty one shares).

(2)      Type of shares: common stock; no special rights are connected with these shares.

(3)      Form of shares: bearer shares.

(4)      Value of shares:  the Company  registered  capital is divided into 1,006,309 (in words: one million six thousand three hundred nine) shares with the nominal  value CZK 1,000 (in words:  one  thousand  Czech  Crowns) and into  9,066,232  (in words:  nine million  sixty six  thousand  two hundred  thirty two) shares  with the  nominal  value CZK 100 (in words:  one hundred  Czech
         Crowns).

(5)      The sum of share nominal values corresponds to the amount of the Company registered capital.

(6)      Number of votes  connected  with one share:  to one share with nominal value CZK 1,000 (in words one thousand Czech Crowns) is connected  the right to apply 10 votes (in words ten votes) at the General  Meeting,  to one share with nominal  value CZK 100
         (in words one hundred Czech Crowns) is connected the right to apply 1 vote (in words: one vote).

(7)      Form of shares: uncertificated shares.

(8)      The shares are accepted to be traded in public. The following ISIN was assigned to the shares as the listed securities:

         a)      ISIN: CS0008458659 to the shares with the nominal value of CZK 1,000 (in words: one thousand Czech Crowns),

         b)       ISIN: CZ0005113308 to the shares with the nominal value of CZK 100 (in words: one hundred Czech Crowns)

(9)      The bearer shares are unrestrictedly  transferable.  The rights attached to an uncertificated  bearer share are exercised by a person recorded in files of uncertificated securities pursuant to a specific act.

                                                               Article 5
                                                     List of Company shareholders

The list of shareholders  owning  uncertificated  Company shares is substituted by the files of uncertificated  securities  recorded in compliance with a specific act by the Securities Center (Securities Issuer Register).

                                                           CHAPTER T H R E E

                                                INCREASE AND REDUCTION OF THE COMPANY
                                                           REGISTERED CAPITAL
                                              (CHANGES IN THE COMPANY REGISTERED CAPITAL)

                                                               Article 6
                                               Increasing the Company Registered Capital

(1)      The increase of the Company registered capital is governed by the provision of Section 202 et seq of the Commercial Code.

(2)      The Company can increase the registered capital as follows:

         (a)      increase of registered capital by subscription of new shares,

         (b)      by a conditional increase of registered capital,

         (c)      by the increase of registered capital from own Company sources,

         (d)      by a combined increase of registered capital,

         (e)      by increase of registered capital by decision of the Board of Directors.

(3)      General  Meeting or the Board of Directors  decides on the increase of  registered  capital based on delegation by the General
         Meeting in compliance with the Commercial Code and the Articles of Association.

(4)      The effects of the increase of registered capital start on the day of the record of its amount into the Commercial Register.

(5)      The terms and the procedure of the conditional  increase of registered capital is governed by the provision of Section 160 and
         Section  207 of the  Commercial  Code.  If the General  Meeting  decided to issue  convertible  or  priority  bonds,  it shall simultaneously  accept the resolution on the increase of registered  capital in such extent, in which convertible  rights from convertible bonds or priority rights from priority bonds can be asserted.

(6)      The Board of Directors can be authorized by a resolution of the General Meeting,  to decide,  under the terms specified by the
         Commercial Code and the Articles of  Association,  on the increase of registered  capital by means of a share  subscription or from the  Company's  equity,  with  exception of retained  profit,  but by no more than  one-third  of the existing  amount of registered  capital in the time when the  General  Meeting  authorized  the Board of  Directors  to decide on the  increase of registered  capital  ("the  authorization  to increase the  registered  capital").  The Board of Directors'  authorization  to increase the  registered  capital  replaces  the  decision of the General  Meeting to increase  the  registered  capital.  The authorization  must specify  nominal  value,  type,  form and format of shares that shall be issued to increase the registered capital.  The Board of Directors,  within the scope of such authorization,  may increase the registered capital even more than once, if the total amount of such  registered  capital  increase does not exceed the fixed limit. If the Board of Directors is authorized to decide on the increase of the  registered  capital by repayment of issue price of shares by means of nonmonetary contributions, the authorization to increase registered capital must also contain the specification,  which Company body shall decide on the  valuation  of a  nonmonetary  contribution  based on an expert  opinion,  such  expert or experts  having  been appointed pursuant to Section 59(3) of the Commercial Code.

(7)      A  notarial  deed  shall be made on the Board of  Directors'  decision.  The  Board of  Directors  decision  to  increase  the registered  capital is recorded into the Commercial  Register.  An authorization to increase  registered  capital shall not be recorded into the Commercial  Register.  The provisions of Sections 203 through 209 of the Commercial  Code shall apply to the procedure to increase registered capital pursuant to Paragraph 6 of this Article as appropriate.

(8)      The authorization to increase the registered  capital may be conferred for a period of up to five years after the day when the
         General Meeting, which resolved to authorize the increase of registered capital, was held.

                                                               Article 7
                                   Rules of the Procedure of the Company Registered Capital Increase

The following rules have to be observed at registered capital increase

a)       the General Meeting decides on the increase of the registered capital based on the Board of Directors' proposal,  or the Board of Directors based on the authorization of the General Meeting,

b)       the invitation to, or notice of, a General Meeting shall also include,  in addition to the particulars under section 184(5) of the Commercial Code, at least the information under Section 202(2) to (4) of the Commercial Code.

c)       by 30 days from the resolution of the General  Meeting,  the Board of Directors shall file an application for its entry in the
         Commercial Register,

d)       resolution on the entry shall be published by the Board of Directors  without undue delay after its entry into the  Commercial
         Register,

e)       resolution of the General Meeting on increase of the registered capital is performed by the Board of Directors,

f)       in case of breach of the duty to pay the issue rate of subscribed  shares the  subscriber  pays the due interest in accordance with Article 3 Paragraph 5 of the Articles of Association,

g)       the Board of Directors  shall file an application  for entry of the new amount of the  registered  capital into the Commercial
         Register. The effects of the registered capital increase start on the day of such entry.

                                                               Article 8
                                              Reduction of the Company Registered Capital

(1)      The reduction of the Company  registered  capital is possible only based on the decision of the General Meeting.  Reduction of the registered capital is governed by the provisions of Sections 211 through 216b of the Commercial Code.

(2)      The Company can reduce its registered capital as follows:

         a)       by decreasing the nominal value of shares and interim certificates,

         b)       by withdrawing shares from circulation on the basis of a drawing of lots,

         c)       by withdrawal of shares from circulation on the basis of a public proposal,

         d)       by abandonment of a share issue.

(3)      The value of the  Company  registered  capital  can not be reduced  under the level set by law,  CZK  2,000,000  (in words two million Czech Crowns).

(4)      The reduction of the registered capital may not impair the creditors' ability to recover their receivables.

                                                               Article 9
                                   Rules of the Procedure of the Company Registered Capital Reducing

(1)      On the Company  registered  capital  reducing by withdrawing  shares from the market the procedure  shall follow the following rules:

         a)       based on drawing (Section 213b of the Commercial Code) the procedure is as follows:

                  -        the Company shall issue an order to number shares to the Securities Center and simultaneously  shall ask for a statement from the registry of uncertificated securities  which must also contain the share numbers,

                  -        no later than ten days from the day when the order for shares  numbering was issued,  the Board of Directors shall secure the choice of shares by drawing,

                  -        the course and results of the choice by drawing  with  publishing  of drawn  shares  shall be certified by a notarial deed,

                  -        the Board of Directors  shall  announce the results of drawing in the way set by law and by Article 14(5) of the  Articles of  Association  and the  announcement  has to comprise the  particulars  mentioned in Section
                           213b(3) of the Commercial Code,

                  -        the  Company  is  obliged  to pay at  least  such a  consideration  for the  drawn  shares,  which is set in accordance with the rules set in Section 186a(4) of the Commercial Code,

                  -        the Board of Directors  shall inform the  Securities  Center about the drawing  results  together with the order to cancel the numbering of not drawn shares,

                  -        the Board of Directors shall file an application for entry of such new value of Company  registered  capital in the Commercial
                           Register,

                  -        after the new value of the Company  registered  capital has been entered into the Commercial  Register,  the
                           Board of Directors  shall issue an order to the  Securities  Center to cancel the drawn  shares.  An extract from the Commercial Register  documenting entry of the reduced amount of the Company registered capital must be enclosed with the company's order,

         b)       based on the public offer (Section 213c of the Commercial Code) the procedure is as follows:

                  -        Shares may be  withdrawn  from the market on the basis of a public  offer for the  purchase of shares or for the withdrawal of shares from the market without a consideration,

                  -        the  provisions of Section 183a of the  Commercial  Code shall apply to the public offer for the purchase of shares and public offer for free share withdrawal from the market as appropriate,

                  -        if this offer is accepted,  the Board of Directors  shall give an order to the Securities  Center to hold up rights to dispose with those shares, regarding which the offer was accepted,

                  -        the Board of Directors,  based on authorization of the General Meeting,  shall issue proposal for the record of the new value of the  registered  capital into the  Commercial  Register in such an extent,  in which the public offer of contract was accepted by the shareholders,

                  -        after the  record of the  registered  capital  value into the  Commercial  Register  the Board of  Directors without undue delay shall give an order to the Securities Center to cancel shares,  which were bought by the
                           Company based on the public offer of contract.

(2)      The procedure of Company registered capital reducing is as follows:

         a)       the General Meeting decides about the registered capital reducing based on the Board of Directors' proposal,

         b)       also the particulars  mentioned in Section 211(1) of the Commercial Code are mentioned in the announcement on holding the General Meeting in addition to the particulars mentioned in Section 184(5) of the Commercial Code,

         c)       The resolution of the General Meeting to reduce the Company's  registered  capital shall be entered in the Commercial
                  Register.  The  petition  for such  entry  shall be filed by the Board of  Directors  within  30 days of the  General
                  Meeting's resolution,

         d)       the  resolution  on the entry is published by the Board of  Directors  in the way  specified in Article  14(5) of the
                  Articles of Association, without undue delay after its entry into the Commercial Register,

         e)       the resolution of the General Meeting to reduce the registered capital  is exercised by the Board of Directors,

         f)       The Board of Directors is obligated to notify in writing,  within 30 days after the resolution of the General Meeting on reduction of registered  capital became  effective  with respect to third parties,  the extent of the reduction of registered  capital  to all known  creditors  whose  claims  against  the  company  arose  prior to the day when this resolution became effective with respect to third parties,  the aforesaid  notification  including also an invitation to submit  their claims  under  provision of Section  215(3) of the  Commercial  Code.  The Board of Directors  shall secure the publishing of General  Meeting's  decision on the registered  capital  reduction  after its entry into the
                  Commercial Register,  at least twice with a thirty-day interval by the way mentioned in Article 14(5) of the Articles of  Association,  and with a notice for  creditors  that they  announce  their  receivables  pursuant to provision of
                  Section 215(3) of the Commercial Code.

         g)       the Board of Directors  shall file an application for entry of such  registered  capital  reduction in the Commercial
                  Register in the deadline mentioned in Section 216 of the Commercial Code.

                                                            CHAPTER F O U R

                                                         SHAREHOLDERS' RIGHTS

                                                              Article 10
                            The right to participate in the General Meeting and to vote at it, the method of voting

(1)      The shareholders exercise their rights concerning the Company management at the General Meeting.

(2)      A shareholder is entitled to vote in the General Meeting,  either  personally or by means of an individual or a legal entity -
         a proxy - based on the power of attorney with  shareholder's  authenticated  signature under the  simultaneous  meeting of the conditions of shareholder's participation in the General Meeting (Article 18 of the Articles of Association).

(3)      At the General Meeting,  shareholders vote by means of ballots specifying their respective number of shares,  which are signed by them. The details of voting are mentioned in General Meeting Procedural and Voting Order, approved by the General Meeting.

                                                            CHAPTER F I V E

                                                            COMPANY BODIES

                                                              Article 11
                                                            Company Bodies

(1)      The Company bodies are as follows:

         a)       the General Meeting,

         b)       the Board of Directors,

         c)       the Supervisory Board.

(2)      The General Meeting can establish  other Company bodies by changing the Articles of Association.  In such case the decision of the General Meeting must contain a specified  number of its members,  and also  specification of their powers and way of their decision making.

                                                               Division I

                                                            GENERAL MEETING

                                                              Article 12
                                                     Status of the General Meeting

(1)      The supreme Company body is the General Meeting. It consists of all shareholders present at the General Meeting.

(2)      The General  Meeting is  competent  to decide  about all matters,  which are  entrusted  to its  competence  by the law or the
         Articles of Association.

(3)      The General Meeting decides by means of its resolutions, which are binding for the Company and its bodies.

                                                              Article 13
                                                     Powers of the General Meeting

(1)      It is within the powers of the general meeting to:

         a)     decide to modify the Articles of Association  unless it is a change as a consequence of registered  capital increase by the Board of  Directors  pursuant to Section 210 of the  Commercial  Code or a change as a  consequence  of other legal facts,

         b)     decide to increase or reduce the registered  capital or to authorize the Board of Directors  pursuant to Section 210 of the  Commercial  Code or to set off a receivable  from the company  against a  receivable  relating to the amount of an issue price,

         c)     decide to issue bonds,

         d)     elect and recall Board of Directors' members,

         e)     elect and recall  Supervisory  Board's members and other bodies'  members set by the Articles of Association,  with the exception of Supervisory Board members elected pursuant to Section 200 of the Commercial Code,

         f)     approve the ordinary or extraordinary  financial  statements and consolidated  financial statements and in cases set by law  also  the  interim  financial  statements,  and to  decide  on the  profit  distribution,  covering  the  loss and determination of directors fees (emoluments),

         g)     decide on the financial remuneration of Board of Directors' and Supervisory Board's members,

         h)     decide to apply for the listing of the  company's  participating  securities  under  another  Act,  or to revoke  their listing,

         i)     decide to wind up the  Company  in  conjunction  with its  liquidation,  to  appoint  and  recall  the  liquidator,  including determining  the  amount  of the  liquidator's  remuneration,  approve  the plan for  distribution  of the  liquidation remainder,

         j)     decide on Company merger, transfer of business assets to a sole shareholder or on division, and/or a change of legal form,

         k)     decide  whether to conclude a contract if its object is the transfer of an  enterprise  or its part, or lease of an enterprise or its part, or whether to conclude such contract with a controlled person,

         l)     approve a controlling  agreement  (Section 190b of the Commercial  Code), the profit transfer  agreement  (Section 190a of the
                Commercial Code) and a silent partnership agreement and their amendments,

         m)     decide on other  matters,  which the  Commercial  Code or the  Articles  of  Associations  entrust  to the  General  Meeting's competence.

(2)      The General  Meeting may not reserve the right to decide on a matter  which  neither the law nor the  Articles of  Association entrust to its competence.

                                                              Article 14
                                                   Convening of the General Meeting

(1)      The  General  Meeting is held at least once a year,  however no later than on June 30 of the  current  calendar  year,  and is called by the Board of Directors, possibly its member under conditions of Section 184(3) of the Commercial Code.

(2)      The Supervisory Board convenes the General Meeting if it is required by Company interests,  and proposes necessary measures at the General  Meeting.  Provisions of Section 184 through 190 of the Commercial Code are valid for General Meeting  convocation as appropriate.

(3)      If the General Meeting is convened by the Supervisory  Board, the Board of Directors has to cooperate  adequately  (especially it is obligated to apply for an abstract from the statutory  registry of uncertificated  (book-entry)  securities - securities issuer register).

(4)      The day  specified  for  participation  at General  Meeting is the seventh  calendar day before the day of holding the General
         Meeting  (Article 18  Paragraph  1 of the  Articles of  Association).  The Board of  Directors  is  obligated  to apply for an abstract from the statutory  registry of securities  (record from securities issuer register) as valid on the decisive day. In case of a substitute  General Meeting,  the Board of Directors shall apply for a new abstract from securities  issuer register
         (Article 19 Paragraph 8 of the Articles of Association).

(5)      The Board of  Directors  is obligated  to publish the  announcement  on holding the General  Meeting at least 30 days prior to holding  the  General  Meeting,  namely in one  nation-wide  distributed  daily  newspaper -  Hospoda0ske  noviny.  If, in the meantime,  this daily  stops to be  distributed  nation-wide  or stops to be a daily or stops to be  distributed  at all,  the announcement on holding the General Meeting shall be published in another  nation-wide  distributed  daily.  Then, the nearest
         General Meeting, shall determine another nation-wide distributed daily for this purpose.

(6)      The announcement on holding the General Meeting contains at least the following data:

         a)       commercial company and  seat of the Company,

         b)       venue, date and hour of the General Meeting,

         c)       whether it is an ordinary, extraordinary or substitute General Meeting that is being convened,

         d)       the agenda of the General Meeting,

         e)       the decisive day for participation in the General Meeting.

(7)      The main data in the financial  statements inter alia specifying the time and place, in which the financial  statements can be seen by  Company  shareholders,  is  part of the  announcement  on  holding  the  General  Meeting,  on  which  the  ordinary, extraordinary  and  consolidated,  or  interim  financial  statements  shall be  approved.  If the change in the  Articles  of
         Association is on General  Meeting's  agenda,  the announcement on holding the General Meeting must at least  characterize the principle of proposed  changes and the proposal of changes in the Articles of  Association  must be open to public  inspection on the Company  registered  seat within the period set for convening the General  Meeting.  A shareholder has the right to ask for mailing a copy of the proposal of the Articles of Association on own costs and on own account.  The  shareholders  must be notified about these rights in the announcement on holding the General Meeting.

(8)      After holding one General Meeting, another General Meeting must not be held earlier than in two business days.

(9)      The venue,  date and time of holding  the General  Meeting  must be  determined  in such a manner as not in any way to prevent shareholders attending at the General Meeting.

                                                              Article 15
                               Convocation of an Extraordinary General Meeting in case of the Request of
                                                    Qualified Shareholders Minority

(1)      The shareholder or shareholders of the Company,  whose  registered  capital is higher than CZK  100,000,000,  who have shares, whose total value exceeds 3 per cent of the registered  capital,  and further the  shareholder or shareholders of the Company, whose  registered  capital is CZK  100,000,000  and lower,  who have shares,  whose total  nominal value exceeds 5 per cent of registered  capital,  can ask the Board of Directors to call an extraordinary  General Meeting to discuss the proposed matters
         (Section 181(1) of the Commercial Code).

(2)      The Board of Directors  shall convene an  Extraordinary  General Meeting so that it takes place no later than 40 days from the day, when the Board of Directors  received the request for its  convocation.  The deadline  mentioned in Section 184(4) of the
         Commercial  Code and Article 14  Paragraph 5 of the  Articles  of  Association  is being  shortened  to 15 days.  The Board of
         Directors  is not  entitled to change the  proposed  agenda.  The Board of Directors is entitled to amend the agenda only with consent of persons,  who requested to convene the  Extraordinary  General Meeting pursuant to Section 181(1) of the Commercial
         Code and paragraph 1 of this Article of the Articles of Association.

(3)      Revocation or change of date of holding of an  extraordinary  General Meeting on a later date,  convened  according to Section
         181, is regulated by Section 184(7) of the Commercial Code and Article 17 Paragraph 2 of the Articles of Association.

                                                              Article 16
                                   Convocation of an Extraordinary General Meeting in a Special Case

The Board of Directors shall convene a General  Meeting,  without undue delay,  when it ascertains that a settlement of a loss shown in any of the financial  statements from the company's  disposable  funds would still leave an unsettled amount  representing  half of the registered capital of the company,  or this result may be expected with respect to all circumstances,  or if the board establishes that the company has become  insolvent,  and propose to the general  meeting that the company be wound up, or another measure to be adopted, unless a specific legislative regulation provides otherwise.

                                                              Article 17
                                  Revocation of the General Meeting or Change of Date of its Holding

(1)      The General  Meeting can be revoked or the date of its holding can be changed for a later date.  The revocation of the General
         Meeting or the change of the date of its holding have to be  announced  in the way set by law and the Articles of  Association
         concerning  convocation of the General Meeting,  one week prior to the announced date of its holding at the latest,  otherwise the Company is obligated to pay to the shareholders who came according to the original  announcement,  the expenses reasonably incurred.

(2)      The  extraordinary  General  Meeting  convened  pursuant to Section 181 of the Commercial  Code (Article 15 of the Articles of
         Association)  can be revoked or the date of its  holding can be changed  for a later date only if the  mentioned  shareholders ask for it. When a new date of holding the General  Meeting is set, the deadline  pursuant to Section 184(4) of the Commercial
         Code or pursuant to Section 181(2) of the same act must be met.

                                                              Article 18
                                                 Participation in the General Meeting

(1)      Every shareholder who is mentioned in abstract from the statutory registry of uncertificated  (book-entry) securities as valid on the decisive day (statement from securities  issuer register)  [Article 5, Article 14 Paragraph 4 and Paragraph 6 letter e)
         of the Articles of Association], has the right to participate at the General Meeting.

(2)      The  shareholder  (an  individual is entitled to participate  at General  Meeting and to perform his rights  personally at the
         General Meeting.  The shareholder  (legal entity) is entitled to participate at the General Meeting and to perform  personally its/his rights by means of an authorized member of its/his statutory body.

(3)      When  performing his rights at the General  Meeting the  shareholder is entitled to be represented by an individual or a legal entity (proxy).  For this purpose the shareholder  (principal)  shall provide a written power of attorney to the proxy,  which has to contain  the scope of  proxy's  authorization,  otherwise  it is void.  The proxy is  obliged  to deliver  the power of attorney to the  persons  mentioned  in Article 21  Paragraph 2 of the  Articles of  Association  prior to the record into the attendance list. Members of the Company Board of Directors or Supervisory Board can not be a shareholder's proxy.

(4)      The present  shareholders are recorded into the attendance list, which contains Commercial Name or name and registered seat of the legal entity or the name and address of the natural person  (individual),  who is the shareholder,  possibly of his proxy, and the nominal  value of shares  authorizing  the person for voting,  possibly the data that the share does not authorize for voting.  If the  Company  refuses to record a specific  person  into the  attendance  list,  they  mention  that fact into the attendance  list  including  the reason of  refusal.  The  Chairman of the General  Meeting and the Minutes  clerk  elected in compliance with the Articles of Association confirm the correctness of the attendance list by their signatures.

(5)      When being recorded into the attendance list, the shareholders (shareholders' proxies) prove their identity as follows:

         a)       an individual (a natural  person) with a valid  identity card  containing  his/her  birth  certificate  number,  e.g.
                  identity  card,  passport.  Otherwise the natural person must submit an  authenticated  document on assignment of the birth certificate number, and in case it was not assigned,  an authenticated copy of a document,  from which the date of his/her birth is obvious.  In addition the  shareholder's  proxy shall prove his/her identity with a written power of attorney,

         b)       the authorized  member of legal entity's  statutory body acting on behalf of the legal entity, as the natural person, with a valid  identity  card as the  shareholder  mentioned  under  letter a),  and with a document - original  or an authenticated  copy of the extract from the Commercial  Register or from other official files or from other authentic legal  entity's  existence  documentation,  from which the way of acting on behalf of legal  entity's  statutory body towards  other  parties  follows on behalf of the legal  entity  (or  representing  the legal  entity  towards  other parties),  not older than six months from the day of holding  the  General  Meeting.  In case the  document  does not contain the legal  entity's  identification  number,  it is  necessary to submit an extra  authenticated  copy of the document  concerning  its  assignment.  Shareholder's  proxy  authorized by legal  entity's  statutory  body shall in addition prove his/her identity with a written power of attorney,

         c)       a representative of city, town or village with authenticated  abstract on decision of the council about delegation of the  representative or his/her  substitute to the General Meeting [Section  84(2)(g) of the Act on Cities,  Towns and
                  Villages, No. 128/2000 Coll.] and valid personal identity card,

         d)       the foreign natural person (individual) with a valid passport.  Shareholder's proxy shall prove his/her identity with a valid identity card and a written power of attorney,  and in case the shareholder's address is in a country,  which has no agreement on legal  assistance with the Czech Republic,  the proxy shall submit a power of attorney which will be superlegalized (authenticated by higher authority),

         e)       the proxy of a foreign legal entity with a valid passport,  possibly with an identity card as a shareholder mentioned under  letter  a) if  he/she is a proxy  with the  citizenship  of the  Czech  Republic,  and has a written  power of attorney,  and if the  shareholder's  address is in a country,  which has no agreement on legal  assistance  with the
                  Czech  Republic,  the proxy shall submit a power of attorney which will be  superlegalized  (authenticated  by higher authority).  The documents that shall prove identity of a foreign legal entity,  must be superlegalized,  in case the
                  Czech Republic has no agreement on legal assistance with the country where the shareholder has his/her address.

The documents  under letters a) through e) have to be submitted by the  shareholder  or his proxy prior to the record in the attendance list, to the persons mentioned in Article 21 Paragraph 2 of the Articles of Association.

(6)      The signature of the represented shareholder (principal) on the written power of attorney must be authenticated. .

(7)      The power of attorney,  originals or the  authenticated  copies of documents  mentioned  under  letters a) through e),  except personal identity cards (identity card, (traveler's) passport, etc.), are attached to the attendance list.

(8)      The documents  submitted by a foreign person or the documents and other deeds in foreign  language must be translated into the
         Czech language and provided with the stamp of the translator who is registered in the list of court translators.

(9)      The Board of Directors and  Supervisory  Board members  participate in the General  Meeting.  The notary  participates  in the
         General  Meeting every time when the Commercial  Code sets duty to make a notarial deed.  Other persons can participate in the
         General Meeting or its part only with the approval of the Board of Directors.  However,  the notary and the (above  mentioned)
         other persons taking part in the  proceedings of the General  Meeting  neither vote, nor can require  explanations  concerning the Company matters,  which are on General  Meeting's  agenda,  nor submit proposals and  counter-proposals,  nor do they have other shareholders rights.  Persons authorized by law with the extent of authorization  mentioned in law can also take part in the General Meeting. The General Meeting is not open to public.

 (10)    The  expenses  connected  with  shareholder's  participation  at the General  Meeting are  covered by the  shareholder  unless otherwise set by the Commercial Code.

                                                              Article 19
                                     Quorum of the General Meeting and Substitute General Meeting

(1)      The General Meeting  constitutes a quorum if the present  shareholders have shares with nominal value exceeding 40 per cent of the Company registered capital.

(2)      If the General  Meeting does not constitute a quorum by two hours from the beginning of starting the General  Meeting,  set in the  announcement on holding the General Meeting,  then the member of the Board of Directors,  who was authorized by the Board of Directors to chair the General Meeting till the General Meeting  chairman is elected,  shall dissolve the General  Meeting.
         In this case the Board of Directors shall convene a substitute General Meeting.

(3)      The  substitute  General  Meeting is called by the Board of Directors by a new  announcement  in the way  mentioned in Section
         184(4) of the Commercial  Code and Article 14 Paragraph 5 of the Articles of  Association,  with the  specification,  that the deadline mentioned is shortened to 15 days.

(4)      The announcement on holding a substitute  General Meeting has to be published no later than 15 days from the day, on which the original General Meeting was convened.

(5)      The substitute  General Meeting must be held no later than six weeks from the day, for which the original  General Meeting was convened.

(6)      The substitute  General  Meeting must have an unchanged  agenda and  constitutes  quorum with no regard to Paragraph 1 of this
         Article of the Articles of Association.

(7)      The matters  which were not  included  into the  proposed  agenda of the original  General  Meeting,  can be decided only with participation and approval of all Company shareholders.

(8)      A new abstract from the statutory registry of securities  (securities issuer register) (Article 14 Paragraph 4 of the Articles of Association) is made by the Company for the substitute General Meeting.

                                                              Article 20
                                                    General Meeting Decision Making

(1)      The General  Meeting  decides with majority of votes of present  shareholders  unless the  Commercial  Code  requires  another majority.

(2)      The General  Meeting  decides  about the matters  pursuant to Section  187(1)  letter a), b), and c) and about winding up of a company with its going into  liquidation and the plan of liquidation  balance  distribution by at least two thirds of votes of present  shareholders.  If the General Meeting decides to increase or reduce the registered capital,  approval of at least two thirds  of votes of  present  shareholders  for each  type of  shares,  issued by the  Company  or  issued in form of  interim certificates, is also required.

(3)      For the  decision  of the  General  Meeting  on the  change of sort or form of shares,  on change of rights  connected  with a specific  type of  shares,  on  restriction  of a  registered  share  transferability  and on  cancellation  of  share  public transferability is also required the approval of at least three fourths of votes of present shareholders having these shares.

(4)      The  General  Meeting  decides  with at least  three  quarters  of votes of  present  shareholders  about the  elimination  or restriction  of the  pre-emptive  right for  obtaining  convertible  bonds  and  priority  bonds,  about  the  elimination  or restriction of the pre-emptive  right for  subscription of new shares pursuant to Section 204a of the Commercial  Code, on the approval  of the  controlling  agreement  (Section  190b of the  Commercial  Code),  on the  approval  of the profit  transfer agreement  (Section 190a of the Commercial  Code), and their changes and on increase of registered  capital with  non-monetary contributions.  If the Company issued more types of shares,  the General Meeting decides with at least three quarters of votes of present shareholders for each share type.

(5)      A General  Meeting's  resolution on  consolidation  of shares  requires  approval by all  shareholders  whose shares are to be consolidated.

(6)      A notarial  deed must be  elaborated  on the  decisions  pursuant to Sections 2 through 5 of this  Article of the  Articles of
         Associations.  The notarial  deed on the decision on the change of the Articles of  Association  must contain also an approved text of the change in the Articles of Association.

(7)      The General Meeting votes first about the proposal of the resolution  submitted for its decision by the Board of Directors and if the proposal is not approved,  voting of other  shareholders'  counter-proposals  is made in such order, in which they were submitted. If some of the proposals are adopted by a necessary majority of votes, there is no voting on other proposals.

(8)      The matters  which were not  included  into the  proposed  General  Meeting  agenda can be decided  only in presence  and with approval of all Company shareholders.

                                                              Article 21
                            Organization of the General Meeting, its chairing, Procedural and Voting Order, minutes of the General Meeting

(1)      The organization of the General Meeting is secured by the Board of Directors.

(2)      Administration  of the attendance  list,  verification of the right to participate in the General  Meeting  (Article 18 of the
         Articles of Association) and authorization to exercise  shareholders  voting rights is secured by persons  authorized for that by the Board of Directors.

(3)      After completing the record of the shareholders into the attendance list these persons shall submit the established  number of present  shareholders  and number of their votes to the member of the Board of Directors  who was  authorized  by the Board of
         Directors to chair the General Meeting.

(4)      In case the  General  Meeting is not able to  constitute  a quorum  pursuant  to Article 19  Paragraph  1 of the  Articles  of
         Association, it shall be governed by other provisions of Article 19 of the Articles of Association.

(5)      The General Meeting,  after verifying the quorum,  is opened by the member of the Board of Directors who was authorized by the
         Board of  Directors.  In the  beginning,  he/she shall  introduce  the agenda of the General  Meeting and shall  introduce the present members of the Board of Directors and of Supervisory Board to General Meeting participants.

(6)      The  acting/proceedings  and voting of the General  Meeting  shall be governed by  Procedural  and Voting Order of the General
         Meeting,  which shall be approved by the General  Meeting.  The  Procedural  and Voting  Order have to be in  compliance  with generally  obligatory legal rules,  especially with the Commercial Code, and with the Articles of Association.  In the matters not  regulated  by these  Procedural  and Voting  Order the  General  Meeting is  governed  by the  Articles  of  Association, decisions,  principles and  instructions of the General  Meeting and by generally  obligatory  legal rules,  especially by the
         Commercial  Code. If some provision of the Procedural and Voting Order is in contradiction  with these  standards,  decisions, principles and instructions, these standards, decisions, principles and instructions apply.

(7)      The General Meeting elects its Chairman, Minutes Clerk, two Minutes Verifiers and Scrutineers (General Meeting bodies).

(8)      Until the election of the Scrutineers, the votes are counted by the persons authorized by the Board of Directors.

(9)      Only individuals present at General Meeting, who agree with this candidature, can be nominated to General Meeting bodies.

(10)     Until the chairman of General Meeting and other bodies are elected,  the General Meeting is chaired by the member of the Board of Directors who was authorized by the Board of Directors.

(11)     The General  Meeting is chaired by the  chairman of the General  Meeting  according  to General  Meeting  agenda  published in compliance  with Article 14 Paragraphs 5 and 6 Letter d) of the Articles of  Association.  Provision of Article 20 Paragraph 8
         of the Articles of Association is unaffected by that.

(12)     Minutes of the General Meeting shall be kept.

(13)     Motions and  statements,  submitted at the General Meeting for  discussion,  are attached to the Minutes,  plus the Attendance
         List of the General Meeting.

(14)     The Board of  Directors  ensures  the  preparation  of the  Minutes of the  General  Meeting no later than in 30 days from its termination.  The Minutes are signed by the Minutes Clerk and the Chairman of the General  Meeting and two elected  persons to verify the minutes (verifiers).

(15)     The duty to make a notarial deed in cases set by the  Commercial  Code shall not be affected by the provisions of this Article on the Minutes of the General Meeting.

(16)     The Minutes on the General  Meeting and notarial  deeds must not be discarded  and must be filed for the whole time of Company existence.

                                                               Division II

                                                          BOARD OF DIRECTORS

                                                              Article 22
                                                   Status of the Board of Directors

(1)      The Board of Directors is the statutory body of the Company, which manages the Company's activity and acts in its name.

(2)      The Board of Directors has 8 members.

(3)      The members thereof are elected and recalled by the General Meeting.

(4)      The term of office of  individual  members of the Board of Directors  shall last five years.  The term of office starts on the day of electing the Board members by the General Meeting. Any Board member can be reelected.

(5)      The Board of  Directors  whose  number of  members  elected by the  General  Meeting  was not lower than one half can  appoint substitute  members until the next General Meeting.  A Board of Directors  member can resign from his office.  He is, however, obliged  to give  notice of this to the  Board of  Directors.  His  tenure  shall  end on the day when the Board of  Directors discusses,  or should have  discussed,  his  resignation.  The Board of Directors is obliged to discuss the resignation at its next meeting after it has been informed of the  resignation.  If a Board of Directors  member that resigns gives notice of his resignation during a meeting of the Board of Directors,  his tenure shall end after two months of such notice,  unless,  based on his requirement, the Board of Directors agrees upon a different term of his tenure's termination.

(6)      The Board of Directors' members shall elect its Chairman and two Deputy Chairmen out of its members.

(7)      The membership in the Board of Directors is unsubstitutable. Mutual substitution is inadmissible.

                                                              Article 23
                                                    Acting on behalf of the Company
                                         and acting for the Board of Directors by its Members

The Board of Directors  acts on behalf of the Company.  Either the Chairman  separately,  or jointly any Deputy  Chairman and one Board member,  or  separately  a Board  member  within the scope of written  authorization  delegated by the Board may act in the name of the company  towards other parties.  The Board members who as foreign  individuals do not have a permit for residence in the Czech Republic are not entitled to act in the name of the company towards other parties.

                                                              Article 24
                                    Signing on behalf of the Company by the Statutory Body Members

(1)      Signing on behalf of the Company is carried out in such a way that the Board  Chairman  separately or any Deputy  Chairman and a Board member  jointly or one member  separately  authorized  in writing by the Board of Directors  append their  signatures, mentioning their function in the Board of Directors to the Company's printed, imprinted or written Company's commercial name.

(2)      Specimen  signatures of all Board members who are entitled to act in the name of the company  towards other parties,  in which the signatures are authenticated,  are filed in the Company;  the Company also enters them in the registry of documents of the
         Registration Court when entering changes in the Commercial Register.

                                                              Article 25
                                                  Board of Directors' Range of Powers

(1)      The Board of  Directors  decides  on all  matters  relating  to the  Company,  provided  they have not been  entrusted  by the
         Commercial Code or the Articles of Association to the powers of the General Meeting or the Supervisory Board.

(2)      The Board of Directors in particular:

         a)       insures business, as well as proper accounting management of the Company,

         b)       convenes the General Meetings,  substitute  General Meetings as well as extraordinary  General Meetings,  and secures for this purpose abstracts from the statutory registry of uncertificated  (book-entry)  securities as of the decisive day (the
                  Securities Issuers Registry),

         c)       submits to the General  Meeting for approval  and decision on proposals  that are to be approved and decided on by the General
                  Meeting, in particular:

                  -    proposals  for changes to the Articles of  Association,  unless it concerns a change  caused by an increase in the  registered capital by the Board of Directors pursuant to Section 210 of the Commercial Code,

                  -    ordinary,  extraordinary  and consolidated,  and/or interim  financial  statements and proposals for distribution of profit or covering a loss and the determination of director's fees (emoluments),

                  -    proposal for financial remuneration of members of the Board of Directors and the Supervisory Board,

                  -    proposals for the election and recall of members of the Board of Directors and the  Supervisory  Board,  except for members of the Supervisory Board elected pursuant to Section 200 of the Commercial Code,

                  -    proposals for changes to the registered capital and for an issue of priority and convertible bonds,

                  -    proposals for changes to the form, type and kind of shares,

         d)       submission  of an annual  Report on  Company  Business  Activity  and the Status of its Assets to the  general  meeting  which approves the Annual Financial Statements for the preceding accounting period,

         e)       decides  on an  increase  in the  registered  capital  pursuant  to  Article  6,  Paragraphs  6 through 8 of the  Articles  of
                  Association, being authorized by the General Meeting,

         f)       elects and recalls the Chairman and Deputy Chairmen of the Board of Directors out of the Board members,

         g)       appoints and recalls the Managing  Director of the Company and (top)  management (key personnel) in accordance with Section 27 of the Labor Code, and concludes agreements on conditions of the performance of the office of the Managing Director,

         h)       to secure the possible  contractual  performance  of the office of Company  Managing  Director,  chooses a natural person - an entrepreneur  with a corresponding  trade license and concludes the contract on the terms of performing the office of
                  Company Managing Director

         i)       selects an auditor,

         j)       files petitions for excerpts from the statutory securities registry (excerpt from the Securities Issuer Register),

         k)       without undue delay,  ensures the  elaboration of the unabridged  wording of the Articles of  Association,  if a change in the
                  Articles of  Association  occurs based on any legal fact,  after any of the Board of Directors'  members learns about such a change,

         l)       ensures the  fulfillment of reporting,  information  and other similar duties of the Company in accordance  with general legal regulations.

(3)      The Board of Directors carries out the General Meeting's resolutions and decisions.

(4)      The Board of Directors passes provisions concerning a protection of the Company's trade secrets.

(5)      The Board of Directors is governed by the principles and  instructions  adopted by the General  Meeting,  provided they are in accordance with statutory  provisions and these Articles of Association.  Their  infringement  has no influence on the effects of actions by members of the Board of Directors with regard to third  parties.  Unless  otherwise set by the Commercial  Code, nobody is authorized to give orders to the Board of Directors concerning the Company business management.

(6)      The Board of Directors submits to the Supervisory Board in particular:

         a)       Ordinary,  Extraordinary and Consolidated Financial Statements,  and/or the Interim Financial Statements and the proposals for the distribution of profit or settlement of loss and the setting of director's fees, for review,

         b)       Report on Company Business Activity and the Status of its Assets, for delivery of an opinion,

(7)      The Board of Directors  decides on the use of money from the Reserve  Fund  pursuant to Article 37 Paragraph 7 of the Articles of Association.

                                                              Article 26
                                                  Convening of the Board of Directors

(1)      The Board of Directors meets according to need.

(2)      The meetings of the Board of Directors are called by its Chairman,  if being  absent,  the Board  meetings are convened by any of the Deputy Chairmen or another authorized Board member.

(3)      At its  discretion,  the Board of Directors may also invite members of other  Company's  bodies,  employees,  shareholders  or other persons.

                                                              Article 27
                                                  Board of Directors' Decision Taking

(1)      The Board of Directors has a quorum when an absolute majority of its members is present.

(2)      Each member of the Board of Directors has one vote on voting at Board meetings.

(3)      Absolute  majority  of votes of all Board of  Directors'  members  is  required  to pass a  resolution  concerning  any matter discussed at the meeting of the Board of Directors. If the votes are equal, the Chairman's vote decides.

(4)      On  election  and  recall of the Board  Chairman  or the Deputy  Chairmen  and on  deciding  on  appointing  and recall of the
         Company's Managing Director, if he is simultaneously a member of the Board of Directors, the person concerned shall not vote.

                                                              Article 28
                                        Board of Directors' Decision Taking out of the Meeting

(1)      In case of an  emergency,  the  voting in  writing  or by means of  communication  technology  out of the  Board's  meeting is possible,  if agreed by all Board members.  The voting persons are considered  present.  To adopt the decision of the Board of
         Directors, it is necessary that absolute majority of all present members of the Board of Directors vote for the decision.

(2)      The decision adopted in this way must be incorporated in the minutes of the next Board of Directors' meeting.

                                                              Article 29
                                    Bonuses and Director's fees of the Board of Directors' Members

(1)      The level of bonuses and director's fees of the Board of Directors'  members shall be decided by the General Meeting  [Article
         13 Letter g) of the Articles of Association].

(2)      A profit  share of the Board  members  (director's  fees) may be set forth by the  General  Meeting on the basis of the profit approved to be distributed [Article 13 Letter f) of the Articles of Association].

(3)      The Board of Directors decides on the distribution of bonuses and director's fees to its members.

                                                              Division III

                                                           SUPERVISORY BOARD

                                                              Article 30
                                                    Status of the Supervisory Board

(1)      The Supervisory Board is the supervising authority of the Company.

(2)      A member  of the  Supervisory  Board  may not  also be a  member  of the  Board  of  Directors,  an agent by proxy or a person authorized according to the record in the Commercial Register to act on behalf of the Company.

(3)      The Supervisory Board has 6 members.

(4)      Two-thirds of the specified  number of members of the Supervisory  Board shall be elected and recalled by the General Meeting, and one third by the Company's employees.

(5)      Members of the Supervisory  Board are elected for a period of five years;  their term of office may not,  however,  end before new  members  have been  elected.  The term of office of the  members  of the  Supervisory  Board  starts on the date when the members are elected by the General Meeting or employees. Members of the Supervisory Board may be re-elected.

(6)      The  Supervisory  Board,  whose  number of members  elected by the  General  Meeting is not lower than one half,  can  appoint substitute  members till the next General  Meeting.  A Supervisory  Board member can resign from his office.  He is,  however, obliged  to give  notice  of this to the  Supervisory  Board.  His  tenure  shall  end on the day when the  Supervisory  Board discusses, or should have discussed, his resignation.  The Supervisory Board is obliged to discuss the resignation at its next meeting  after it has been  informed of the  resignation.  If a  Supervisory  Board  member that  resigns  gives notice of his resignation during a meeting of the Supervisory Board, his tenure shall end after two months of such notice,  unless, based on his requirement, the Supervisory Board agrees upon a different term of his tenure's termination.

(7)      The Supervisory Board shall elect its Chairman and Deputy Chairman out of its members.

(8)      The membership in the Supervisory Board is unsubstitutable. Mutual substitution is not admissible.

                                                              Article 31
                                                    Powers of the Supervisory Board

(1)      The  Supervisory  Board  oversees the exercise of the powers of the Board of Directors  and the carrying out of the  Company's business activities.  For this purpose, the Board of Directors provides the Supervisory Board with required  information.  The
         Supervisory Board is not entitled to assign its powers to other Company's bodies or employees.

(2)      In particular, the Supervisory Board

         a)     reviews the  ordinary,  extraordinary  and  consolidated,  and/or  interim  financial  statements  and proposal for the distribution of profit or settlement of loss, and submits its opinion to the General Meeting,

         b)     expresses its opinion on the Board of Directors' Report on Company Business Activity and the Status of its Assets,

         c)     reviews observance of the Articles of Association,  decisions, resolutions,  principles and instructions of the General
                Meeting and generally binding legal regulations, in particular the Commercial Code,

         d)     convenes a General Meeting where this is required in the interests of the Company,  and proposes the required  measures at the
                General Meeting thereby convened,

         e)     elects the Chairman and Deputy Chairman of the Supervisory Board   among the members of the Supervisory Board.

(3)      Members of the Supervisory Board are entitled to examine all documents and records relating to the Company's  activities,  and examine  whether  accounting  statements  are properly  kept in accordance  with the facts and whether the Company's  business activities are conducted in accordance with legal  regulations,  these Articles of Association and instructions of the General
         Meeting.

(4)      The  Supervisory  Board shall  appoint one of its members to  represent  the Company in  proceedings  before  courts and other authorities against a member of the Board of Directors.

(5)      The Supervisory  Board is governed by principles and  instructions  approved by the General Meeting  provided they comply with legal  regulations  and these Articles of  Association.  Their  violation does not have an impact on effect of negotiations of the members of the Supervisory Board towards third parties.

                                                              Article 32
                                             Convening of the Supervisory Board's Meetings

(1)      The Supervisory Board meets according to need.

(2)      The meetings of the  Supervisory  Board are called by its Chairman,  if being absent,  the Board  meetings are convened by the
         Deputy Chairman or another authorized Board member.

(3)      At its discretion,  the Supervisory Board may also invite members of other Company's bodies, employees,  shareholders or other persons.

                                                              Article 33
                                                  Supervisory Board's Decision Taking

(1)      The Supervisory Board has a quorum when an absolute majority of its members is present.

(2)      Each member of the Supervisory Board has one vote on voting at Board meetings.

(3)      Absolute majority of votes of all members of the Supervisory  Board is required to pass a resolution.  If the votes are equal, the  Chairman's  vote  decides.  The opinions of the minority of members are also  included in the minutes,  provided  they so request and always a different opinion of Supervisory Board's members elected by employees is recorded.

(4)      On election and recall of the Board Chairman or Deputy Chairman these persons shall not vote.

                                                              Article 34
                                        Supervisory Board's Decision Taking out of the Meeting

(1)      In necessary cases that can not be put off, the voting in writing or by means of  communication  technology out of the Board's meeting is possible,  if agreed by all Board members.  The voting persons are considered present. To adopt the decision of the
         Supervisory Board, it is necessary that absolute majority of Supervisory Board's members votes for the decision.

(2)      Such an adopted decision must be incorporated in the minutes of the next Supervisory Board meeting.

                                                              Article 35
                                    Bonuses and Director's fees of the Supervisory Board's Members

(1)      The level of bonuses and director's fees of the Supervisory  Board's members shall be decided by the General Meeting  [Article
         13 Letter g) of the Articles of Association].

(2)      A profit share of the  Supervisory  Board members  (director's  fees) may be set forth by the General  Meeting on the basis of the profit approved to be distributed [Article 13 Letter f) of the Articles of Association].

(3)      The Board of Directors decides on the distribution of bonuses and director's fees for its members.

                                                              CHAPTER SIX

                                                            COMPANY ECONOMY

                                                              Article 36
                                      Profit Distribution and Settlement of a Loss of the Company

(1)      The  General  Meeting  decides  on the  distribution  of the  Company's  profit  on the  basis of a  proposal  by the Board of
         Directors, following a review of such proposal by the Supervisory Board.

(2)      Following  tax  liabilities  fulfillment  pursuant to  statutory  provisions,  after the  allocation  to the reserve fund and, possibly,  to other funds,  as the case may be, and after  distribution  for other purposes  approved by the General  Meeting, profit achieved by the Company in the accounting period is distributed,  on the basis of a decision by the General Meeting, on the payment of dividends to individual  shareholders  and, in accordance  with provisions of Article 29 para. 2 and Article 35 para 2 of the Articles of  Association on the payment of director's  fees for members of the Company's  Board of Directors and
         Supervisory  Board.  This does not  exclude  the  possibility  of the  General  Meeting's  deciding  that a part of profit not specially committed is used to increase the Company's registered capital, or that a part of profit is not distributed.

(3)      The proposal for the profit distribution or settlement of loss is governed by Section 178(6) of the Commercial Code.

(4)      Possible losses arisen in the Company's economy shall be compensated in particular from the Company's Reserve Fund.

(5)      The Company is not entitled to distribute profit among shareholders in cases listed in Section 178(2) of the Commercial Code.

                                                              Article 37
                                                             Reserve Fund

(1)      The  Company  shall  create a reserve  fund in the  period  and amount  determined  by the  Articles  of  Association  and the
         Commercial Code.

(2)      On the Company's  formation,  the Founder made an investment  contribution to the Company's  Reserve Fund in the amount of CZK
         95,619,000  (in words: ninety-five million six hundred nineteen thousand Czechoslovak Crowns).

(3)      When increasing the registered  capital,  the Ordinary  General Meeting held on October 15, 1992, set the level of the Reserve
         Fund to 10 per cent of the total  registered  capital  modified by its  increase,  i.e. to the amount of CZK  100,631,000  (in words: one hundred million six hundred thirty-one thousand Czechoslovak Crowns).

(4)      The Company shall create the Reserve Fund from a net profit shown in the Ordinary  Financial  Statements for the year in which it first makes a net profit.  It shall  transfer to such fund at least 20 per cent of the net profit,  but no more than 10 per cent of the amount of its  Registered  Capital.  This fund shall be  augmented  annually by no less than 5 per cent of the net profit,  until the amount of 20 per cent of the  Registered  Capital is reached.  This shall not apply if the Reserve  Fund is created from amounts paid in excess of the issue price of shares.

(5)      The Reserve Fund created in this manner may only be used by the Company to settle a loss.

(6)      A proportionate  part of the Company's net profit ("a profit share") may only be determined after appropriate  financial means have been allocated to top up the Reserve Fund in accordance with the Commercial Code and these Articles of Association.

(7)      Unless the Articles of Association or the Commercial  Code provide  otherwise,  it is the Board of Directors that shall decide on use of the Reserve Fund (Article 25 paragraph 7 of these Articles of  Association).  Each use of the Reserve Fund has to be
         announced to the Supervisory Board and is subject to an additional approval of the General Meeting.

                                                              Article 38
                                                              Social Fund

(1)      The Company creates a Social Fund.

(2)      The amount of allocation  into the Social Fund shall be approved by the General  Meeting on the basis of a motion by the Board of Directors.

(3)      The rules of utilization of the Social Fund shall be determined by the Board of Directors.

                                                              Article 39
                                                              Other Funds

Apart from the Reserve and Social Funds,  the Company may create,  in compliance  with the generally  binding legal  regulations,  also other funds pursuant to the Generally Meeting's  decision.  In such a case, the Generally Meeting's decision shall include their kinds, amount,  the manner and conditions of their topping up. The rules of their  utilization  shall be determined by the Board of Directors, unless the statutory provisions of another Act stipulate otherwise.

                                                           CHAPTER S E V E N

                                                         CONCLUDING PROVISIONS

                                                              Article 40
                                               Publishing, Announcements and Information

(1)      The duty to publish data  stipulated by the Commercial  Code shall be considered as performed upon  publishing the data in the
         Commercial Bulletin.

(2)      Documents addressed to the members of the Company's bodies are delivered to the addresses notified by them to the Company.

(3)      The  Company  shall  send  documents  intended  for  shareholders  to  their  addresses  recorded  in  statutory  registry  of uncertificated  (book-entry)  securities kept in conformity with another Act by the Securities  Center (the Securities  Issuer
         Register).

(4)      Documents  addressed to the other persons or state  agencies and other bodies shall be delivered to their  addresses  notified or well-known to the Company.

                                                              Article 41
                                    Procedure for Amending and Changing the Articles of Association

(1)      Proposals for an amendment or another change of the Articles of  Association  ("changes to the Articles of  Association")  may be made by the Board of Directors,  the  Supervisory  Board and a shareholder  provided that the agenda of the General Meeting contains changes to the Articles of Association.

(2)      Proposals for changes to the Articles of Association are usually processed by the Board of Directors.

(3)      The General Meeting decides on modification  to the Articles of  Association,  except when such  modification  (change) is the result of an increase in the Registered  Capital by the Board of Directors  under Section 210 of the  Commercial  Code or when such modification is made on the basis of other legal facts.

(4)      At least  two-third  majority  of votes of the  shareholders  present is needed to pass a decision  concerning  changes to the
         Articles  of  Association.  A  notarial  deed  must be  drawn up on the  resolution  concerning  changes  to the  Articles  of
         Association.

(5)      If the General  Meeting  decides about a change to the Articles of Association,  the Board of Directors  shall,  without undue delay,  ensure the compilation of the unabridged wording of the Company's  Articles of Association.  The unabridged wording of the Company's  Articles of Association  shall become a part of the registry of documents kept by the  registration  court. The
         Articles of Association contents must be a part of the unabridged wording of the Articles of Association.

                                                              Article 42
                                         Effect of the Changes of the Articles of Association

(1)      Should  the  General  Meeting  decide  on an  increase  or  reduction  of the  registered  capital,  splitting  of  shares  or consolidation of shares into one share,  change of share form or kind, or limitation of  transferability  of registered shares or a change thereof,  the changes to the Articles of Association  come into force on the day of their record in the Commercial
         Register.

(2)      Other  changes  into the  Articles  of  Association  decided by the  General  Meeting  come into effect at the moment when the
         General  Meeting  made a decision  about them,  provided  that  neither a decision  by the General  Meeting on a change to the
         Articles of Association nor the law requires that they come into effect at a later time.

(3)      If the change in the Articles of  Association  happens based on any legal fact,  the provision of Article 25 para. 2 letter k)
         of the Articles of Association shall apply. The change in the Articles of Association is effective by this other legal fact.

                                                                 * * *

                                                      The Articles of Association
                                                        of United Energy, a.s.,
                                  with its seat in Most - Komorany, Teplarenska 2, postal code 434 03, as of April 28, 1992,
                                                       were changed and amended
  by decisions of the General Meeting and the Board of Directors based on other legal facts (Section 173(4) of the Commercial Code), by the execution of the valid unabridged Articles of Association, as follows:

1.       The  Ordinary  General  Meeting  held on October 15,  1992  reached a decision on changes to the  Articles of  Association  in
         Articles 4, 5, 6, 14 and 36.
         (Notarial deed NZ 581/92, N 626/92 as of October 15, 1992, Attestation of the General Meeting deliberations),

2.       The Ordinary  General  Meeting,  held on January 21,  1993,  reached a decision on changes and  amendments  to the Articles of
         Association in Articles 9, 10, 11, 13, 14, 15, 16, 18, 20, 21, 22, 23, 24, 26, 28, 29, 30, 33, 34, 37, 45, 47 and 49.
         (Notarial deed NZ 11/93, N 11/93 as of January 21, 1993, Attestation of the General Meeting deliberations),

3.       The  Ordinary  General  Meeting,  held on July 28,  1993,  reached a decision on changes  and  amendments  to the  Articles of
         Association in Articles 5, 6, 7, 9, 10, 11, 13, 14, 15, 16, 20, 21, 23, 27, 28, 33, 36, 37, 44 and 45.
         (Notarial deed NZ 138/93, N 140/93 as of July 28, 1993, Attestation of the General Meeting deliberations),

4.       The  Ordinary  General  Meeting  held on May 27,  1994,  reached a decision  on changes  and  amendments  to the  Articles  of
         Association in Articles 4, 13, 14, 36 and 39.
         (Notarial deed NZ 109/94, N 109/94 as of May 27, 1994, Attestation of the General Meeting deliberations),

5.       The Extraordinary  General Meeting held on December 20, 1995,  reached a decision on changes and amendments to the Articles of
         Association in Articles 15 and 23.
         (Notarial deed NZ 10/96, N 10/96 as of January 15, 1996, Attestation of the General Meeting deliberations),

6.       The  Ordinary  General  Meeting  held on May 31,  1996,  reached a decision  on changes  and  amendments  to the  Articles  of
         Association in Articles 4, 9, 10, 13, 15, 18, 24 and 26.
         (Notarial deed NZ 183/96, N 184/96 as of June 11, 1996, Attestation of the General Meeting deliberations),

7.       The  Ordinary  General  Meeting  held on May 28,  1997,  reached a decision  on changes  and  amendments  to the  Articles  of
         Association in Articles 1 through 4, Articles 5 through 47 are substituted by Articles 5 through 64.
         (Notarial deed NZ 201/97, N 201/97 as of May 28, 1997, Attestation of the General Meeting deliberations).

8.       The Extraordinary  General Meeting held on February 20, 1998,  reached a decision on changes and amendments to the Articles of
         Association in Article 37 paragraphs 1 and 3 letter d) and in Article 46 paragraphs 1 and 3 letter d).
         (Notarial deed NZ 49/98, N 51/98 as of February 20, 1998, Attestation of the General Meeting deliberations).

9.       The Ordinary  General  Meeting held on June 24, 1998,  reached a decision on changes to the Articles of Association in Article
         28 para. 3.
         (Notarial deed NZ 254/98, N 259/98 as of June 24, 1998, Attestation of the General Meeting deliberations).

10.      The  Extraordinary  General Meeting held on September 28, 1998 reached a decision on changes and amendments of the Articles of
         Association in Articles 1, 2, 4, 5, 6, 13, 16, 20, 28 through 35, 39, 44, 58 and 59.
         (Notarial deed NZ 357/98, N 361/98 as of September 28, 1998, Attestation of the General Meeting deliberations).

11.      The  Ordinary  General  Meeting,  held on June 29,  2000,  reached a decision on changes  and  amendments  of the  Articles of
         Association  in Article 2 para 1 and 3,  Article 4 para 1 and 2 letter b),  Article 6 para 9, Article 26 para 3 and 4, Article
         28 para 3, Article 31 para 2 letter l), Article 35 para 4 and in Article 39 para 4.     (The  notarial  deed  N  72/2000,   NZ
         68/2000 dated June 29, 2000, Attestation of the Ordinary General Meeting deliberations).

12.      Change of the Articles of Association  based on other legal facts (Section 173(4) of the Commercial  Code) - changes  executed in all  Articles of  Association  except for Articles 1, 3, 7, 12, 15, 18, 23, 29, 32, 33, 35, 36, 38, 41, 43, 44, 45, 47, 48,
         49, 51, 52, 54, 55, 58, 59, 60, 63 and 64,
         with the elaboration of a valid unabridged wording of the Articles of Association by the Board of Directors on April 26, 2001,

13.      The Ordinary General Meeting held June 28, 2001 decided about the change to the Articles of Association as follows: Article
         1 is repealed, the existing Article 2 is denoted as Article 1 and existing Articles 3 through 64 are replaced by Articles 2 through 40.
         (Notarial Deed on decision of the General Meeting NZ 222/2001, N 238/2001 of June 28, 2001),

14.      The Ordinary General Meeting held June 27, 2002 decided about change or amendment to the Articles of Association in Articles
         2, 9 paragraph 1 letter b), 13 paragraph 1 letter c), 18 paragraph 7, 22 paragraph 2 and 5, 30 paragraph 6, 37 paragraph 6,
         Articles 38 and 39 are added and the existing Articles 38, 39 and 40 are denoted as Articles 40, 41 and 42.
         (Notarial Deed on decision of the General Meeting NZ 179/2002, N 184/2002 of June 27, 2002)

15.      The Ordinary General Meeting held June 26, 2003 decided about change or amendment to the Articles of Association in Article 2 paragraph 1 item 17. and 32., in Article 2 paragraph 2 letter b), in Article 22 paragraph 4  first sentence, and in Article
         25 paragraph 2  letter d).
         (Notarial Deed on decision of the General Meeting N 135/2003,  NZ 124/2003, dated July 7, 2003)

16.      The Ordinary General Meeting held June 24, 2004 decided about change or amendment to the Articles of Association in Article
         22(2) (Notarial Deed on decision of the General Meeting N 120/2004, NZ 107/2004, dated June 24, 2004)

                                                    Most - Komorany, June 24, 2004

                                                  On behalf of the Board of Directors

                                                               Zapletal
                                                          Ing. Libor Zapletal
                                                  Chairman of the Board of Directors
                                                          United Energy, a.s.
                                  with its seat at Most - Komorany, Teplarenska 2, postal code 434 03

                                                        ARTICLES OF ASSOCIATION

                                                                  of
                                                          United Energy, a.s.
                           with its registered office in Most - Komorany, Teplarenska 2, postal code 434 03 as of April 28, 1992

                                    (the full wording as follows from later changes and amendments, as of June 24, 2004)

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                                                OVERVIEW OF THE Articles of Association

                                                              (CONTENTS)

The Company registered capital and the extent to which it has been paid up and the method of paying up the issue price of shares including the consequences of

Convocation of an Extraordinary General Meeting in case of the Request of

Organization of the General Meeting, its chairing, Procedural